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(212) 455-2000




                                        November 23, 1994





Lehman Brothers Holdings Inc.
3 World Financial Center
New York, New York  10285

Dear Sirs:

              We have acted as special United States tax counsel to Lehman Brothers Holdings Inc. ("Holdings") in connection with the preparation and filing of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in respect of Debt Securities to be offered from time to time by Holdings. In that connection, we have given the opinions contained in the section entitled "United States Taxation" in the Registration Statement and related prospectuses.
              We hereby confirm that our opinions referenced in this letter are accurate and hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the use of our name in the section entitled "United States Taxation" in the Registration Statement and related prospectuses.
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Lehman Brothers Holdings Inc.             - 2 -              November 23, 1994

              We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

                                             Very truly yours,

                                             /s/SIMPSON THACHER & BARTLETT

                                             SIMPSON THACHER & BARTLETT